Exhibit 99.2

Acquired Properties

Combined Statement of Revenue and Direct Operating Expenses

For the Years Ended December 31, 2023 and 2022

[Plante & Moran, PLLC Letterhead]

Independent Auditor’s Report

To the Members and Partners

Bayswater Resources, LLC

Bayswater Fund III-A, LLC

Bayswater Fund III-B, LLC

Bayswater Fund IV-A, LP

Bayswater Fund IV-B, LP

Bayswater Fund IV-Annex, LP

Opinion

We have audited the combined statement of revenues and direct operating expenses (the “combined financial statement”) of certain oil and natural gas properties of Bayswater Resources, LLC; Bayswater Fund III-A, LLC; Bayswater Fund III-B, LLC; Bayswater Fund IV-A, LP; Bayswater Fund IV-B, LP; and Bayswater Fund IV-Annex, LP (collectively, Bayswater) for the years ended December 31, 2023 and 2022 and the related notes to the combined financial statement.

In our opinion, the accompanying combined financial statement presents fairly, in all material respects, the revenues and direct operating expenses of certain oil and natural gas properties of Bayswater for the years ended December 31, 2023 and 2022 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Combined Financial Statement section of our report. We are required to be independent of Bayswater and to meet our ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As described in Note 1 to the combined financial statement, the combined statement of revenues and direct operating expenses was prepared for the purpose of presenting solely the revenues and direct operating expenses derived from certain oil and natural gas interests owned by Bayswater and is not intended to be a complete presentation of Bayswater’s assets, liabilities, revenues, or expenses. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Combined Financial Statement

Management is responsible for the preparation and fair presentation of the combined financial statement in accordance with accounting principles generally accepted in the United States of America and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statement that are free from material misstatement, whether due to fraud or error.

In preparing the combined financial statement, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the certain oil and natural gas properties of Bayswater’s ability to continue as a going concern within one year after the date that the combined financial statement are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Combined Financial Statement

Our objectives are to obtain reasonable assurance about whether the combined financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and, therefore, is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statement.

To the Members and Partners

Bayswater Resources, LLC

Bayswater Fund III-A, LLC

Bayswater Fund III-B, LLC

Bayswater Fund IV-A, LP

Bayswater Fund IV-B, LP

Bayswater Fund IV-Annex, LP

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the combined financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statement.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of Bayswater’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statement.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the certain oil and natural gas properties of Bayswater’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Required Supplementary Information

Accounting principles generally accepted in the United States of America require that supplementary information relating to oil and gas producing activities contained within Note 7 be presented to supplement the basic combined financial statement. Such information is the responsibility of management and, although not a part of the basic combined financial statement, is required by the United States Financial Accounting Standards Board, which, as described by Accounting Standards Codification 932-235-50, considers it to be an essential part of financial reporting for placing the basic combined financial statement in an appropriate operational, economic, or historical context. We have applied certain limited procedures to the required supplementary information in accordance with auditing standards generally accepted in the United States of America, which consisted of inquiries of management about the methods of preparing the information and comparing the information for consistency with management’s responses to our inquiries, the basic combined financial statement, and other knowledge we obtained during our audit of the basic combined financial statement. We do not express an opinion or provide any assurance on the information because the limited procedures do not provide us with sufficient evidence to express an opinion or provide any assurance.

/s/ Plante & Moran, PLLC

February 6, 2025

Acquired Properties

Combined Statement of Revenues and Direct Operating Expenses

For the Years Ended December 31, 2023 and 2022

	December 31, 2023	December 31, 2022
Revenues
Oil sales, net of deductions	$415,000,112	$392,931,218
Natural gas and liquids sales, net of deductions	51,831,604	118,273,043
Total revenues	466,831,716	511,204,261

Direct operating expenses
Lease operating expenses	39,898,053	24,351,475
Production and property taxes	31,325,533	40,141,557
Oil gathering expenses	8,542,616	3,151,379
Workover expenses	3,278,240	671,891
Lease operating expenses, related party	2,687,187	1,885,417
Total direct operating expenses	85,731,629	70,201,719

Revenues in excess of direct operating expenses	$381,100,087	$441,002,542

See accompanying notes to the Combined Statement of Revenues and Direct Operating Expenses

Acquired Properties

Notes to the Combined Statement of Revenues and Direct Operating Expenses

Note 1 – Basis of Presentation

Under the terms of a contemplated Purchase and Sale Agreement between the Sellers (as defined below) and Prairie Operating Co. (“Prairie”) (the “Agreement”), Prairie would acquire certain oil and natural gas properties owned by Bayswater Resources, LLC, Bayswater Fund III-A, LLC, Bayswater Fund III-B, LLC, Bayswater Fund IV-A, LP, Bayswater Fund IV-B, LP, and Bayswater Fund IV-Annex, LP (collectively the “Sellers”) which include properties operated by an affiliated entity of the Sellers (together with the Sellers, “Bayswater”), non-operated properties, related proved reserves, and associated well equipment and infrastructure in Weld County, Colorado (the “Acquired Properties”).

The Bayswater entities are under common-control and thus the collective results of the Sellers, inclusive of the incremental working interests described above, have been combined in the accompanying Combined Statement of Revenues and Direct Operating Expenses. Upon combination, all intercompany accounts and transactions are eliminated.

The accompanying Combined Statement of Revenue and Direct Operating Expenses’ purpose is to present activity solely related to the revenues and direct operating expenses of the oil and natural gas interests of the Acquired Properties. It is not intended to be a complete presentation of the results of operations of the Acquired Properties and may not be representative of future operations as it does not include general and administrative expenses, interest income or expense, depreciation, depletion and amortization, income taxes or other income and expense items not directly associated with revenues from oil and gas.

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of the Combined Statement of Revenue and Direct Operating Expenses in conformity with GAAP required Bayswater’s management to make various assumptions, judgements and estimates to determine the reported amounts of revenues and direct operating expenses of the Acquired Properties for the periods reported. These estimates and assumptions are based on Bayswater’s best estimates and judgements. Changes in these assumptions, judgements and estimates will occur due to the passage of time and occurrence of future events. Accordingly, actual results could differ materially from amounts previously established.

Acquired Properties

Notes to the Combined Statement of Revenues and Direct Operating Expenses

Note 2 – Summary of Significant Accounting Policies (continued)

Revenue Recognition

Oil and natural gas revenues from production on the Acquired Properties in which Bayswater shares an economic interest with other owners are recognized on the basis of Bayswater’s pro-rata interest and are recognized in the month production is delivered to the purchaser, at which point Bayswater’s performance obligations under its commodity sales contracts are satisfied and control of the commodity is transferred to the purchaser. For commodity sales contracts related to production from oil and gas properties operated by Bayswater, fees included in the contract that are incurred prior to control transfer are classified as oil gathering expenses on the Combined Statement of Revenues and Direct Operating Expenses and fees incurred after control transfers are included as a reduction to the transaction price and are netted within oil and gas sales on the Combined Statement of Revenues and Direct Operating Expenses. For commodity sales contracts related to production from non-operated oil and gas properties, all fees are included as a reduction to the transaction price and are netted within oil and gas sales on the Combined Statement of Revenues and Direct Operating Expenses. Provided that reasonable estimates can be made, revenue and receivables are accrued to recognize delivery of product to the purchaser in the month the performance obligation is satisfied. Differences between estimates and actual volumes and prices, if any, are adjusted upon final settlement.

Direct Operating Expenses

Direct operating expenses are recognized when incurred and include amounts required to operate the wells to produce, gather, transport, process and treat oil and natural gas. Direct operating expenses also include production and property taxes and expenses with support personnel, support services, equipment and facilities related to oil and natural gas production.

Concentrations of Credit Risk

There were no joint interest operators that accounted for 10% or more of the Acquired Properties’ total revenue in any of the periods presented. The following table presents purchasers that accounted for 10% or more of the Acquired Properties’ total revenue in at least one of the periods presented:

	Year Ended December 31, 2023	Year Ended December 31, 2022
Purchasers
A	58%	27%
B	9%	19%
C	6%	14%
D	-	19%

Acquired Properties

Notes to the Combined Statement of Revenues and Direct Operating Expenses

Note 3 – Related Party Transactions

The majority of the Acquired Properties are operated by an entity under common-control with the Sellers (the “Operator”). For these properties, the Operator assesses certain overhead charges to, among other things, operate producing oil and gas wells and to drill and complete new oil and gas wells. The amount and frequency of these charges are based on industry-standard agreements used between third party joint-owners of oil and gas properties. During the years ended December 31, 2023 and 2022, the Operator billed $2,687,187 and $1,885,417, respectively, in producing overhead fees to the Acquired Properties. The producing overhead is presented in lease operating expenses, related party on the Combined Statement of Revenues and Direct Operating Expenses.

Note 4 – Commitments and Contingencies

The activities of the Acquired Properties are subject to potential claims and litigation in the normal course of operations. Pursuant to the terms of the Agreement between Bayswater and Prairie, certain liabilities arising in connection with ownership of the Acquired Properties prior to the effective date are to be retained by Bayswater.

Management is not aware of any pending or threatened legal, environmental remediation or other commitments or contingencies that would have a material effect on the Acquired Properties, other than customary plugging and abandonment obligations associated with the Acquired Properties.

Gas Processing Agreement

The Acquired Properties are subject to a Natural Gas Gathering and Processing Agreement (the “Gas Agreement”) with a gas processing company (the “Gas Processing Company”), under which all natural gas produced from certain Weld County leases within certain drill spacing units under the Acquired Properties will be gathered and purchased by the Gas Processing Company. The Gas Agreement provides for payments based on volumes gathered and processed, as well as a guaranteed monthly payment of $98,778 intended to reimburse costs incurred by the Gas Processing Company in order to connect the gathering facility to the covered leases and drill spacing units. Per the Gas Agreement, guaranteed monthly payments commenced on the date of initial deliveries of natural gas, which was October 2019, and continue over 120 months.

Additionally, the Gas Agreement, as amended, allocates a portion of the Gas Processing Company’s firm commitments to transport natural gas liquids processed by the Gas Processing Company to the Acquired Properties beginning in July 2022 and continuing through October 2029. The commitments cover 3.6 million barrels of natural gas liquids over this period and, beginning in January 2023, are subject to monthly shortfall fees of $4.83 per barrel for any under-delivered volumes, subject to annual consumer price index-based escalations. As of December 31, 2023, the remaining commitments cover 2.3 million barrels of natural gas liquids. No shortfall payments have been required to date and none are expected to be made based on estimated NGL production forecasts.

Acquired Properties

Notes to the Combined Statement of Revenues and Direct Operating Expenses

Note 4 – Commitments and Contingencies (continued)

Gas Processing Agreement (continued)

The estimated future commitment for the Acquired Properties under the Gas Agreement as of December 31, 2023 is presented in the table below:

	Guaranteed Monthly Payment	Maximum Shortfall Fee	Maximum Commitment
2024	$927,516	$2,603,287	$3,530,803
2025	927,516	1,970,676	2,898,192
2026	927,516	1,608,528	2,536,044
2027	927,516	1,282,456	2,209,972
2028	927,516	895,490	1,823,006
Thereafter	695,637	278,045	973,682
Total	$5,333,217	$8,638,482	$13,971,699

Oil Purchase Agreement

The Acquired Properties are also subject to a Crude Oil Purchase and Sale Agreement (the “Oil Agreement”) with an oil pipeline company (the “Oil Pipeline Company”), under which all oil produced from certain Weld County leases within certain drill spacing units under the Acquired Properties will be gathered and purchased by the Oil Pipeline Company. Additionally, the Oil Agreement, as amended in 2023, requires a minimum volume of 15.85 million barrels of oil from the Acquired Properties to be delivered each year beginning in 2023 and continuing through 2026. As of December 31, 2023, 12.7 million barrels of oil remained to be delivered. All oil delivered to the Oil Pipeline Company from the Acquired Properties under the Oil Agreement will be subject to a gathering fee of $1.68 - $1.91 per barrel, and under-delivered volumes will incur a fee of $1.73 - $1.91, subject to annual consumer price index-based escalations. There were no under-delivered volumes during the years ended December 31, 2023 and 2022.

The estimated future commitment for the Acquired Properties under the Oil Agreement as of December 31, 2023 is presented in the table below:

Total Oil Gathering Fee Exposure

2024	$5,564,918
2025	9,928,045
2026	5,795,084
Total	$21,288,047

Acquired Properties

Notes to the Combined Statement of Revenues and Direct Operating Expenses

Note 5 – Excluded Expenses

Indirect general and administrative expenses, interest expense, income taxes, depreciation, depletion, amortization, impairment, and other indirect expenses have not been allocated to the Acquired Properties by Bayswater and as such, have been excluded from the accompanying Combined Statement of Revenue and Direct Operating Expenses.

Note 6 – Subsequent Events

Subsequent events have been evaluated through February 6, 2025, the date the accompanying Combined Statement of Revenues and Direct Operating Expenses was available to be issued. There were no material subsequent events that require recognition or additional disclosure in the accompanying Combined Statement of Revenue and Direct Operating Expenses.

Note 7 – Supplemental Oil and Gas Information (Unaudited)

Oil and Natural Gas Reserves

The estimates of proved oil and natural gas reserves and discounted future net cash flows for the Acquired Properties as of December 31, 2023 and 2022, were prepared using historical data and other information by qualified petroleum engineers at Bayswater and audited by a third-party. The process of estimating quantities of proved oil and natural gas reserves is very complex, requiring significant subjective decisions to be made in the evaluation of available geologic, engineering and economic data for each reservoir. The data for any given reservoir may also change substantially over time as the result of numerous factors, including but not limited to, additional development activity, production history and continual reassessment of the viability of production under varying economic conditions. As a result, revisions to existing reserve estimates may occur from time to time.

The estimated proved net recoverable reserves presented below include only those quantities of oil and natural gas that geologic and engineering data demonstrate with reasonable certainty to be recoverable in future periods from known reservoirs under existing economic, operating, and regulatory practices. In accordance with the Securities and Exchange Commission’s (“SEC”) guidelines, estimates of proved reserves from which present values are derived were based on unweighted 12-month average price of the first day of the month price for the period, and held constant. Proved developed reserves represent only those reserves estimated to be recovered through existing wells. All the Acquired Properties’ reserves set forth herein are in the United States and are proved reserves.

Acquired Properties

Notes to the Combined Statement of Revenues and Direct Operating Expenses

Note 7 – Supplemental Oil and Gas Information (Unaudited) (continued)

Oil and Natural Gas Reserves (continued)

The Acquired Properties’ estimated quantities of proved oil and natural gas reserves and changes in net proved reserves are summarized below for the years ended December 31, 2023 and 2022:

	Crude Oil (Bbl)	Natural Gas Liquids (Bbl)	Natural Gas (Mcf)
Proved developed and undeveloped reserves - January 1, 2022	44,509,484	28,397,369	153,337,501
Oil and gas production	(4,261,872)	(2,018,585)	(13,303,386)
Acquisition of reserves	4,050,976	2,102,982	12,200,238
Extensions and discoveries	-	-	-
Revisions of previous estimates	(764,010)	(2,765,178)	(796,325)
Proved developed and undeveloped reserves - December 31, 2022	43,534,578	25,716,588	151,438,028

Proved developed reserves at beginning of year	18,191,757	13,452,077	72,799,599
Proved developed reserves at end of year	22,829,518	16,353,984	94,295,230
Proved undeveloped reserves at beginning of year	26,317,727	14,945,292	80,537,902
Proved undeveloped reserves at end of year	20,705,060	9,362,604	57,142,798

	Crude Oil (Bbl)	Natural Gas Liquids (Bbl)	Natural Gas (Mcf)
Proved developed and undeveloped reserves - January 1, 2023	43,534,578	25,716,588	151,438,028
Oil and gas production	(5,426,809)	(1,983,172)	(14,030,620)
Acquisition of reserves	-	-	-
Extensions and discoveries	-	-	-
Revisions of previous estimates	(6,479,476)	(4,566,309)	(23,197,951)
Proved developed and undeveloped reserves - December 31, 2023	31,628,293	19,167,107	114,209,457

Proved developed reserves at beginning of year	22,829,518	16,353,984	94,295,230
Proved developed reserves at end of year	19,869,387	13,663,700	80,473,539
Proved undeveloped reserves at beginning of year	20,705,060	9,362,604	57,142,798
Proved undeveloped reserves at end of year	11,758,906	5,503,407	33,735,918

Acquired Properties

Notes to the Combined Statement of Revenues and Direct Operating Expenses

Note 7 – Supplemental Oil and Gas Information (Unaudited) (continued)

Standardized Measure

The Acquired Properties compute a standardized measure of future net cash flows and changes therein relating to estimated proved reserves in accordance with authoritative accounting guidance. The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board (“FASB”) and the SEC. These assumptions do not necessarily reflect the Company’s expectations of actual revenues to be derived from those reserves, nor their present value amount. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these reserve quantity estimates are the basis for the valuation process.

Future cash inflows and production and development costs are determined by applying prices and costs, including transportation, quality, and basis differentials, to the yearend estimated future reserve quantities. The following weighted average prices as adjusted for transportation, quality, and basis differentials were used in the calculation of the standardized measure:

	2023	2022
Crude Oil per Bbl	$75.40	$90.67
Natural Gas Liquids per Bbl	$20.34	$31.85
Natural Gas per Mcf	$0.78	$5.18

Future operating costs are determined based on estimates of expenditures to be incurred in developing and producing the proved reserves in place at the end of the period using yearend costs and assuming continuation of existing economic conditions. The standardized measure presented here does not include the effects of federal and state income taxes as the Sellers are partnerships and not subject to federal and state income taxes.

The standardized measure of discounted future net cash flows relating to the Acquired Properties’ proved oil and natural gas reserves is as follows (in thousands):

	December 31, 2023	December 31, 2022
Future cash inflows	$2,864,222	$5,436,468
Future production costs	(795,220)	(1,158,321)
Future development costs	(93,467)	(353,044)
Future net cash flows	1,975,535	3,925,103
Less: 10% annual discount to reflect timing of cash flows	(695,350)	(1,570,156)
Standardized measure of discounted future net cash flows	$1,280,185	$2,354,947

Acquired Properties

Notes to the Combined Statement of Revenues and Direct Operating Expenses

Note 7 – Supplemental Oil and Gas Information (Unaudited) (continued)

Changes in Standardized Measure

Changes in the standardized measure of discounted future net cash flows before income taxes related to the proved oil and gas reserves of the Acquired Properties are as follows (in thousands):

	For the Years Ended
	December 31, 2023	December 31, 2022
Standardized measure – beginning of the year	$2,354,947	$1,379,395
Sales of oil and natural gas, net of production costs	(381,100)	(441,003)
Net changes in price and production costs	(831,988)	1,064,036
Revisions of previous quantity estimates	(320,932)	(65,342)
Acquisition of reserves	-	108,069
Development costs incurred	266,702	149,257
Extensions and discoveries	-	-
Accretion of discount	235,495	137,940
Net change in future development costs	(19,569)	34,072
Changes in timing and other	(23,370)	(11,477)
Standardized measure – end of year	$1,280,185	$2,354,947

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